UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2005

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 27, 2005, Quidel Corporation (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Inverness Medical Innovations, Inc. (“Inverness”) terminating all domestic and international intellectual property litigation between Inverness and the Company.

The Settlement Agreement provides for a license to Quidel and its affiliates of all current and future patents of Inverness and its affiliates which embody lateral flow technology for all diagnostic products other than for cardiology testing or for consumer/over-the-counter women’s health (except that all diagnostics for women’s infectious diseases are within the licensed field of use).  Under the Settlement Agreement, Quidel and its affiliates are cross-licensing their current and future patents that embody lateral flow technology to Inverness and its affiliates for all applications.  As part of the settlement, Inverness received a net payment of $17 million and will receive net future royalties from Quidel at 8.5% of net revenues from products that utilize or incorporate any of the inventions claimed in the valid and enforceable claims of the Inverness licensed patents thereunder.  Under the Settlement Agreement, Quidel will make royalty payments on a quarterly basis and through the term of the license, which terminates as of the last to expire of the Inverness licensed patents.

As part of the Settlement Agreement, Quidel and Inverness will dismiss with prejudice all pending cases against each other.  The Settlement Agreement further provides that Inverness will not instigate any new proceedings against Quidel’s and its affiliates’ products currently on the market, such products with minor modifications or new products using the same technology so long as the royalty is being paid on those products.  Conversely, Quidel will not instigate any proceedings against Inverness’ or its affiliates’ lateral flow products currently on the market, such products with minor modifications or new products using the same technology.  Under the Settlement Agreement, the parties have agreed that any disputes arising from or relating to the Settlement Agreement or in any way relating to the licensed patents of the parties thereunder will be decided by binding arbitration.

The licenses granted under the Settlement Agreement are generally nontransferable without the written agreement of the other party, with certain limited exceptions such as a change in control or sale of a major product line.

The descriptions of the material features of the Settlement Agreement provided above are qualified in their entirety by reference to the full text of the Settlement Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit

10.1

Settlement Agreement, dated April 27, 2005, by and between Quidel Corporation and Inverness Medical Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2005

QUIDEL CORPORATION

By:	/s/ Paul E. Landers
Name:	Paul E. Landers
Its:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement, dated April 27, 2005, by and between Quidel Corporation and Inverness Medical Innovations, Inc.